UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 22, 2006

Bottling Group, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-80361-01	13-4042452
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1 Pepsi Way, Somers, New York		10589
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(914) 767-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 22, 2006, The Pepsi Bottling Group, Inc. (the "Company") entered into a new five year credit agreement (the "2006 Agreement") by and among: the Company, as borrower; Bottling Group, LLC (the Company's primary operating subsidiary), as guarantor; the banks, financial institutions and other institutional lenders who may serve as lenders (collectively, the "Lenders"); Citibank, N.A., as agent for the Lenders; Citigroup Global Markets Inc and HSBC Securities (USA) Inc., as joint lead arrangers and joint book managers; HSBC Bank USA, N.A., as syndication agent; and Lehman Brothers Bank, FSB, Deutsche Bank AG New York Branch, and JP Morgan Chase Bank, National Association, as co-documentation agents.

The 2006 Agreement establishes an unsecured revolving credit facility under which the Company may borrow up to $450 million. The Company may also, upon the agreement of either then existing lenders or of additional banks not currently party to the 2006 Agreement, increase the commitments under the 2006 Agreement up to $800 million. Subject to certain conditions stated in the 2006 Agreement, the Company may borrow, prepay and reborrow amounts under the 2006 Agreement at any time during the term of the 2006 Agreement. Funds borrowed may be used for general corporate purposes, including commercial paper backstop. Amounts are due on March 22, 2011 unless the commitments are terminated earlier at the request of the Company, or in the case of a default, by the Lenders. The 2006 Agreement also provides that standby letters of credit may be issued on behalf of the Company up to $250 million.

The 2006 Agreement contains customary representations and warranties and events of default. The 2006 Agreement also contains a financial covenant whereby, as of the end of any fiscal quarter during which there is an outstanding advance, the ratio of the Company's consolidated total debt to the Company's total capitalization may not exceed 0.75 to 1.0. In the event PepsiCo, Inc. is rated less than A- by S&P or less than A3 by Moody's, this covenant is replaced by a covenant whereby the ratio of the Company's consolidated total debt to the Company's consolidated EBITDA for the preceding four consecutive fiscal quarters may not exceed 5.0 to 1.0.

The foregoing description of the 2006 Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the 2006 Agreement, which shall be attached to the Company's next Form 10-Q.

The five year credit agreement entered into by the Company in April 2004 (the "2004 Agreement"), under which Bottling Group, LLC is also guarantor, remains in effect. At this time, the Company has not borrowed any funds under the 2004 Agreement or the 2006 Agreement.

The Lenders under the 2006 Agreement are lenders under the 2004 Agreement along with seven other banking institutions. In the ordinary course of their respective businesses, the Lenders and their affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with the Company and its affiliates.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bottling Group, LLC

March 24, 2006	By:	David Yawman

Name: David Yawman
Title: Managing Director-Delegatee